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                                                                EXECUTION COPY

                                                                   EXHIBIT 4.1








                               WARRANT AGREEMENT


                                 By and Between

                          CANYON RESOURCES CORPORATION

                                      and

                           NATWEST SECURITIES LIMITED

                            Dated as of June 5, 1997
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                               WARRANT AGREEMENT

                 WARRANT AGREEMENT dated as of June 5, 1997 by and between CANYON RESOURCES CORPORATION, a Delaware corporation (the "Company"), and NATWEST SECURITIES LIMITED (the "Purchaser") (the Company and the Purchaser are referred to collectively herein as the "Parties").

                 The Company proposes to issue to the Purchaser warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 278,182 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), subject to adjustment as provided in Section 8 hereof (such 278,182 shares, as adjusted, being hereinafter referred to as the "Shares"), each Warrant entitling the holder ("Holder") thereof to purchase one share of Common Stock. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain purchase agreement, of even date herewith, by and between the Company and the Purchaser (the "Purchase Agreement").

                 NOW, THEREFORE, in consideration of the following promises and mutual agreements and for other good and valuable consideration, the Parties agree as follows:

                 1. Issuance of Warrants; Form of Warrant. On the Closing Date the Company will issue, sell and deliver the Warrants to the Purchaser or its bona fide officers for an aggregate price of $100. The form of the Warrant and of the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

                 2. Registration. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad





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faith. The Warrants shall be registered initially in the name of the Purchaser in such denominations as the Purchaser may request in writing from the Company; provided, however, that the Purchaser may designate that all or a portion of the Warrants be issued in varying amounts directly to its bona fide officers and not to the Purchaser. Such designation will only be made by the Purchaser if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.

                 3. Transfer of Warrants. The Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole, prior to the first anniversary of the date of this Warrant Agreement, and thereafter to directors and bona fide officers of the Purchaser or its affiliates upon written request to the Company delivered in accordance with Section 13 and upon delivery of the Warrant Certificate duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. Any of the Warrants may be exchanged at the option of its Holder for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. However, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

                 4. Term of Warrants; Exercise of Warrants.

                          (a) Term of Warrants. Each Warrant entitles the registered owner thereof to purchase one Share at a purchase price of $4.05 per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time from the first anniversary of the date of this Warrant Agreement until 5:00 p.m., New York City time, on June 5, 2000 (the "Warrant Expiration Date").





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                          (b) Exercise of Warrants. The Exercise Price and the
         Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of
         Section 8 of this Agreement. Subject to the provisions of this Agreement, and in addition to the right to surrender Warrants without any cash payment as set forth in subsection (c) below, each Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by an eligible guarantor institution participating in an approved signature guarantee medallion program and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three trading days following such surrender, to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any





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         time prior to the Warrant Expiration Date, a new Warrant or Warrants
         will be issued for the remaining number of Shares specified in the Warrant so surrendered.

                          (c) Payment of Exercise Price. Payment of the Exercise Price may be made in cash or by certified check or official bank check payable to the order of the Company. In addition and in lieu of any cash payment, the Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrants in exchange for the number of Shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Shares less the Exercise Price and the denominator of which is such Market Price; provided, however, that such right of exchange shall only exist if the shares of Common Stock to be acquired in such exchange constitute "restricted securities," as such term is defined in Rule 144 under the Act, and such shares of Common Stock are not subject to a registration statement under the Act effective at the time of exercise of the Warrants. Solely for the purposes of this paragraph, "Market Price" shall be the average last reported sale price of the Common Stock as calculated over the five (5) trading day period preceding the date on which the Election to Purchase is surrendered to the Company.


                 5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

                 6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

                 7. Reservation of Shares, etc. The Company has reserved, and shall at all times keep reserved, out of the





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authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Securities Transfer and Trust, Inc., transfer agent for the Common Stock (the "Transfer Agent"), and any subsequent transfer agent for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or make available any cash distributable as provided in
Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants after the Warrant Expiration Date.

                 8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                          (a) If the Company (i) declares a dividend on its Common Stock in shares of Common Stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.





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                          (b)     If the Company issues rights, options or
         warrants to all holders of its shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or to purchase shares of Common Stock at a price per share lower than the then current market price per share of Common Stock at the record date mentioned below (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

                          (c) If the Company distributes to all holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and





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         shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

                          (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 8, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock, on the NASDAQ system or any comparable system, or if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

                          (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

                          (f) Whenever the number of Shares purchasable upon exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.





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                          (g)     For the purpose of this Section 8, the term
         "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or
         (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

                 (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof have not been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

                          (i) The Company may, at its option at any time during the term of the Warrants, reduce the then current Exercise Price for all Warrants to any amount deemed appropriate by the Board of Directors of the Company. Such reduction may be for all or any portion of the remaining term of the Warrants; provided, that the expiration of the





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         reduction may not be less than 30 days following the mailing of the notice required by paragraph (j) below.

                          (j) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice certified by its Chief Financial Officer of such adjustment or adjustments. Such notice shall set forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

                          (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                          (l) If the Company consolidates with or merges into another corporation or if the Company sells or conveys all or substantially all its property to another corporation, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or been entitled to receive after the happening of the consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall apply to successive consolidations, mergers, sales or conveyances.

                          (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

                 9. Fractional Interests. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by the same Holder, the number of Shares issuable upon the exercise thereof shall be computed on the basis





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of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per share of Common Stock (determined as provided in Section 8(d) of this Agreement) on the date of exercise.

                 10. Registration Rights.

                 (a) Demand Registration Rights. The Company covenants and agrees with the Purchaser and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 10) that, subject to the availability of audited financial statements complying with Regulation S-X under the Act, upon written request of the then Holder(s) of at least a majority of the Warrants or the Registrable Securities, or both, which were originally issued to the Purchaser or its designees, made at any time within the period commencing one year and ending five years after the date of this Agreement, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than the fees of counsel and sales commissions for such Holders), no more than once, a new registration statement under the Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the Registrable Securities advising that the Company is proceeding with such registration statement and offering to include the Registrable Securities of such Holders. The Company shall not be obligated to any other such Holder unless that other Holder accepts such offer by notice in writing to the Company within ten (10) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause such registration statement to become effective as promptly as practicable (but in no event later than 90 days following the initial filing of such registration statement) and to file amendments or supplements to such registration statement and for a period of 24 months thereafter to reflect in the registration statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental or material change in the information set forth in the registration statement to enable any Holders of the Warrants to exercise such Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during the period required by Section 10(a)(3). If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a





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syndicated offering) of such offering, subject to the Company's approval which shall not be unreasonably withheld; provided, however, the Company may delay the proposed filing date of such registration statement for up to 90 days, if the company determines, in its good faith judgment, that the filing of such registration statement would interfere with a material acquisition involving the Company.

                 (b) Piggyback Registration Rights. The Company covenants and agrees with the Purchaser and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one year and ending five years after the date of this Agreement, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Company's employees or in connection with an acquisition, merger or similar transaction) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, at least 30 days prior to such filing) to the Holders of Registrable Securities (regardless of whether some of the Holders have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement any of the Registrable Securities subject to paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company's expense (other than as provided in Section 10(d) hereof). This paragraph is not applicable to a registration statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

                          (i) Priority on Primary Registrations. If a Piggyback Registration includes an underwritten primary registration for the Company, and the underwriter(s) for such offering determine in good faith and advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without





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         materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities requested to be included therein, and (C) third, securities of the holders of other securities requesting registration.

                  (ii) Priority on Secondary Registrations. If a Piggyback Registration consists only of an underwritten secondary registration for holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for such offering advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities requested to be included therein, and (B) second, other securities requested to be included in such registration.

                 Notwithstanding the foregoing, if any such underwriter determines in good faith and advises the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering has been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities otherwise agree. If such a delay occurs, the Company shall file such supplements, post-effective amendments and take any other steps necessary to permit such Holders to make their proposed offering and sale for a period of 180 days immediately following the end of such delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Purchaser. However, the Company shall not be required to file a registration statement to include Shares pursuant to this Section 10(b) if independent counsel, reasonably satisfactory to counsel for the Company and counsel for the Purchaser, renders an opinion to the Company that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act or otherwise without registration under the Act.

                 (c) Other Registration Rights. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement, shall be at the then Holders' cost and expense; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. However, the Company will not be required to file a registration statement pursuant to this paragraph (c), (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year, or (ii) within 90 days after completion of a public offering by the Company of any of its Common Stock or equity-related securities or (iii) if it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed no longer than 120 days).

                 (d) Action to be Taken by the Company. In connection with the registration of Registrable Securities in accordance with paragraphs (a),
(b) or (c) of this Section 10, the Company agrees to:

                          (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, (C) any stock transfer taxes attributable to the sale of the Registrable Securities, or (D) upon the exercise of any demand registration right provided for in paragraph (a) of this Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities; and

                          (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under United States state securities or Blue Sky laws of such jurisdictions in which the Purchaser or such Holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject, and to do all other acts necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction.

                 (e) Action to be Taken by the Holders. In connection with the registration of Registrable Securities in accordance with paragraphs (a),
(b) or (c) of this Section 10, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

                          (i) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of his or its Registrable Securities; and

                          (ii) Such other information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such Registration Statement.

                 (f) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Shares, if issued.

                 11. Indemnification.

                 (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the Holders, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Holders or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse the Holders and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such underwriter or controlling person and shall survive the transfer of such securities by the Holder.

                 (b) Indemnification by the Holder. Each Holder, severally and not jointly, will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this
Section 11) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by such Holder.

                 12. Notices to Holders.

                 (a) Nothing in this Agreement or in any Warrants shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution.

                 (b) If the Company intends to make any distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the surviving entity, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

                 13. Notices. Any notice pursuant to this Agreement to be given by the Holder of any Warrant or the holder of any Share to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 13, to the Holders of Warrants or the holders of Shares:

                                  Canyon Resources Corporation
                                  14142 Denver West Parkway
                                  Suite 250
                                  Golden, Colorado 80401
                                  Attention: President

                 Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

                 14. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. For this Agreement, the Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of
Section 13.

                 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day, month and year first above written.

                                        CANYON RESOURCES CORPORATION


                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                        NATWEST SECURITIES LIMITED


                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE SECURITIES ACT AND EXEMPTIONS FROM REGISTRATION AVAILABLE UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


No. ____                                                          _____ Warrants

                    VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                                ON JUNE 5, 2000

                          CANYON RESOURCES CORPORATION

                              Warrant Certificate

             THIS CERTIFIES THAT for value received NatWest Securities Limited, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from June 5, 1998, until 5:00 p.m., New York City time on June 5, 2000 (the "Warrant Expiration Date"), one fully paid and nonassessable share of common stock, $0.01 par value per share (the "Common Stock"), of CANYON RESOURCES CORPORATION, a Delaware corporation (the "Company"), at the purchase price of $4.05 per share (as adjusted from time to time pursuant to the Warrant Agreement referenced below, the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, as provided in the Warrant Agreement (defined below) together with payment of the aggregate Exercise Price for the shares of Common Stock being purchased. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

             This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of June 5, 1997 (the "Warrant Agreement") between the Company and NatWest Securities Limited, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

             This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

             No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

             No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Shares shall have become deliverable as provided in the Warrant Agreement.

             If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period, unless otherwise required by law.

             IN WITNESS WHEREOF, CANYON RESOURCES CORPORATION has caused the signature (or facsimile signature) of its President or Vice President and its Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated June __, 1997

                                        CANYON RESOURCES CORPORATION


                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

Attest:


------------------------------
 Name:
     -------------------------
 Title:
       -----------------------

                                    FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

             FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto ___________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________________, ____

                                           ___________________________________
                                           Signature

Signature Guaranteed:



                                     NOTICE

             The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO: CANYON RESOURCES CORPORATION

             The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase ______ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

     -------------------------------

     -------------------------------

     -------------------------------
     (Please print name and address)

Please insert social security, tax identification or other identifying number: ____________________________


If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

     -------------------------------

     -------------------------------

     -------------------------------
     (Please print name and address)


Please insert social security, tax identification or other identifying number: ___________________________


Dated:____________, ____

                                   -------------------------------
                                   Signature

                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of this
                                   Warrant Certificate)


Signature Guaranteed: